Exhibit 99.1

Contacts:
Terrence L. Bauer	Stephen H. Murdock
Chief Executive Officer	Chief Financial Officer
(678) 832-1800	(678) 832-1800
ORION HEALTHCORP ANNOUNCES MAJOR PROGRESS
ON STRATEGIC GROWTH PLAN

Company Signs Definitive Agreement For Purchase of Two Revenue Cycle Management
Companies and Receives Commitment for $8 Million in Cash
ATLANTA (September 11, 2006) — Orion HealthCorp, Inc. (AMEX: ONH) today announced that, consistent with its stated growth objectives, it has signed definitive stock purchase agreements for the acquisition of all of the issued and outstanding capital stock of two revenue cycle management companies located in Los Angeles, California, and Mobile, Alabama. In support of the Company's growth plan, the Company has also obtained a $3.0 million commitment from Phoenix Life Insurance Company and a $1.65 million commitment from Brantley Partners IV, L.P., currently Orion's largest investor, which will result in an equity capital infusion to the Company of approximately $4.65 million. In addition, the Company announced a $3.35 million commitment from Phoenix Life Insurance Company for mezzanine financing. The Company expects these transactions to close in the next 60 - 75 days, pending approval of certain of the transactions by its shareholders at a special meeting, obtaining regulatory approvals and satisfying other closing conditions, including obtaining senior financing, the terms of which are currently being negotiated with a potential lender.
     Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, “This is an exciting day for Orion, its employees and shareholders. Early in our development, we communicated to our investors that we had a well-conceived plan to grow our company. This announcement confirms our plans to execute that strategy. Upon the completion of these transactions, we are beginning to realize the promise of Orion HealthCorp. We have come a long way in a short time. The revenue cycle management industry represents an enormous opportunity, and we expect that these two accretive acquisitions are just the early stages of our emergence as a leader in this expanding sector. My gratitude goes out to our Board and our employees, who were all instrumental in putting this multi-faceted growth plan together and making it a reality.”
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ONH Announces Major Progress on Strategic Growth Plan

September 11, 2006
     Orion HealthCorp, Inc. provides complementary business services to physicians through two wholly owned subsidiaries: Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company’s website at www.orionhealthcorp.com.
     Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.
     The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, labor and employee benefits, an inability to obtain a forbearance on the Company’s revolving lines of credit as a result of the Company’s default of its financial covenants, increases in interest rates on the Company’s indebtedness as well as general market conditions, competition and pricing, and the Company’s ability to successfully implement its business strategies, including the impact and expense of any potential acquisitions and the ability to obtain necessary approvals. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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